Exhibit 10.2

CONSULTING AGREEMENT

THIS AGREEMENT is dated as of September 30, 2025 (the “Effective Date”) among APPYEA INC., a company existing under the laws of Nevada and having an office at 16 Balfour Street, Jerusalem, Israel (the “Company”), TALNIRI LTD., a company existing under the laws of the State of Israel and l (the “Consultant”) and Eldar Edmund Grady (the “Service Provider”)

WHEREAS:

A.	The Service Provider has been appointed to the Board of Directors of the Company and as Executive Chairman of the Company (“Executive Chairman”);

B.	the Service Provider is an employee of the Consultant and through the Consultant Service Provider agrees to provide management services to the Company; and

C.	The Company and the Consultant wish that the Consultant provide the Company such consulting Services exclusively through the Service Provider, pursuant to the terms and conditions of this Agreement.

THEREFORE this Agreement witnesses that in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party hereto, the parties agree as follows:

1. Consulting Services

1.1 During the term of this Agreement, the Consultant shall provide the Company with management services which include, without limitation, the execution of the day to day operations of the Company, carrying out the strategies and directions of its Board of Directors, other activities that would otherwise be carried out by the Company’s Executive Chairman including undertaking all lawful and reasonable directions, duties and instructions given to it from time to time by the Board of Directors of the Company (the “Consulting Services”).

1.2 The Consultant shall provide the Consulting Services exclusively through the Service Provider, who shall devote such of his business and professional time, attention, energy, skill, learning and best efforts to the business and affairs of the Company, and the Consultant shall not engage or contract any other person or entity to perform the Consulting Services or any part thereof without the prior written consent of the Company.

1.3 The Consultant shall report regularly to the Company’s Board of Directors. The Consultant acknowledges and agrees that its duties may involve significant domestic and international travel.

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1.4 Neither the Consultant nor the Service Provider, nor anyone acting on their behalf, without the prior written authorization of the Company’s Board of Directors, shall directly or indirectly, render services to a third party, whether as an employee or independently as an agent or consultant or in any other manner (whether for compensation or otherwise), or engage in any activities which, directly or indirectly, cause the Consultant or the Service Provider to compete with the Company. It is hereby understood that the Service Provider and Consultant may hold shares in other businesses, which do not compete with the Company and may additionally act as a director in such businesses’ board of directors and such activities shall not be deemed as a breach of this Agreement. For greater certainty, the Consultant or Service Provider may also be engaged as directors of non-profit entities, provided that such entities are unrelated to the Company’s business

1.5 Neither the Consultant nor the Service Provider shall engage in any conduct that is, or may be, detrimental to the reputation, character or standing of the Company and shall not partake in any illegal or morally or ethically questionable business practices. Without derogating from the generality of the immediately preceding sentence, neither the Consultant, the Service Provider nor anyone acting on behalf of either, shall directly or indirectly, accept any payment or consideration, including without limitation, commission, rebate, discount or gratuity in cash or in kind, from any person who has or is likely to have a business relationship with the Company, or is engaged in a business competing in any aspect with the business of the Company.

1.6 The Company shall add the Service Provider and Consultant as an insured person under its D&O insurance policy and shall enter into an indemnification agreement with the Service Provider similar to such indemnification agreement entered into with its directors and officers.

1.7 The Service Provider personally undertakes in favor of the Company to comply with the restrictions and undertaking contained in this Section 1.

2. Consultant Representation and Warranties

2.1 The Consultant represents and warrants to the Company each of the following:

(i) This Agreement has been duly authorized, executed and delivered by the Consultant and constitutes the legal, valid and binding obligation of the Consultant, enforceable in accordance with its terms. The execution and consummation of this Agreement by the Consultant, does not and shall not constitute any breach and/or violation of any law, regulation or other agreement, obligation or undertaking to which the Consultant, and anyone acting on its behalf, is a party and there is no impediment of any kind whatsoever, preventing the Consultant from fully complying with all of the provisions of this Agreement.

(ii) The Consultant has full right and power to enter into and perform this Agreement without the consent of any third party.

(iii) The Service Provider has the experience and expertise required to properly render the Consulting Services.

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3. Term of the Agreement

3.1 Subject to the terms hereof, this Agreement shall enter into effect on the Effective Date and shall remain in full force and effect until September __, 2028 (the “Term”), unless terminated hereunder.

3.2 The Service Provider may at any time upon 90 days’ notice terminate this Agreement.

3.3 Notwithstanding the foregoing, the Company may, at any time following the Effective Date, terminate this Agreement immediately by provision of a written notice, in which case the termination of this Agreement shall be the effective date of such notice of immediate termination, in any of the following circumstances:

(i) a final judgment convicting the Consultant or Service Provider with a criminal offence involving disgrace “Avera She’yesh Ima Kalon”);

(ii) under circumstances that, if the Service Provider or Consultant were an employee of the Company, would have denied him the right to receive severance payments under applicable law;

(iii) the Consultant materially breached his undertakings as set forth in this Agreement (including those relating to the Services Provider), which was not cured upon 30 days prior written notice.

3.4 Immediately upon the termination of this Agreement, for any reason, the Consultant shall, and shall cause the Service Provider to, return to the Company all property provided to it/him by the Company and in its/his possession, including (without limitation) any vehicle, cellular phone or other equipment, document, drawings, plans, formulas, products, samples, designs and the like and all copies thereof, including any data stored on magnetic or optical media, received by Consultant.

4. Termination/ Change in Control

4.1 If this Agreement is terminated by the Company for any reason, other than pursuant to Section 3.3, then the Company shall pay to the Consultant within ten (10) days, an amount equal to thirty-six (36) months’ Base Consideration (as that term is defined in Section 1 of Exhibit A).

4.2 In the event of a Change of Control and the Service Provider or Consultant shall then hold any options, rights, warrants, or other entitlements for the purchase or acquisition of securities in the capital of the Company (collectively, the “Options”), regardless of whether such Options are then exercisable in accordance with the terms thereof and notwithstanding the terms and conditions of such Options or of any plan or other document affecting such Options, all of such Options shall thereupon be immediately fully vested and any unexercised portion of such Options shall thereafter be exercisable by the Consultant or Service Provider, as applicable

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4.3 For the purposes of this agreement, a “Change of Control” means any of the following:

(i)	at least 50% of the fair-market value of all the assets of the Company are sold;
(ii)	there is a direct or indirect acquisition by a person or group of persons (excluding the Consultant or any person associated with the Consultant), acting jointly or in concert, of voting securities of the Company and as the same may be amended from time to time and any successor legislation thereto) that when taken together with any voting securities owned directly or indirectly by such person or group of persons at the time of the acquisition, constitute 33% or more of the outstanding voting securities of the Company, provided that Board of Directors has not recommended to security holders to reject the terms of such acquisition
(iii)	a liquidation, dissolution or winding-up of the Company; or
(iv)	the amalgamation, merger or arrangement of the Company with or into another entity where the shareholders of the Company immediately prior to the transaction will hold less than 51% of the voting securities of the resulting entity upon completion of the transaction.

5. Compensation

5.1 In consideration for the Consulting Services pursuant to this Agreement, the Consultant shall, as of the Effective Date, be entitled to receive compensation as set forth in Exhibit A hereto.

5.2 The Consultant acknowledges and agrees that the compensation payable to it pursuant to this Agreement may be made by the Company or any of its subsidiaries.

6. Confidentiality and Intellectual Property Assignment

6.1 Consultant hereby agrees to the provisions of the Company’s Proprietary Information, Confidentiality and Non-Competition Agreement attached in Exhibit B hereto and simultaneously herewith executes and shall cause Service Provider to execute a copy thereof.

7. The Nature of the Contractual Relationship

7.1 The Consultant and, by countersigning below, the Service Provider, hereby declare, undertake and agree, that:

7.1.1 its/his relationship with the Company will be that of an independent consultant and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship between the Company and the Consultant and/or Service Provider

7.1.12 it/he will not be entitled to any of the benefits that the Company may make available to its employees that are based on their compensation (such as severance payment, education funds etc.);

7.1.3 no title that the Consultant and/or Service Provider shall carry while acting in the capacity of a consultant of the Company, nor any conduct by the Company, the Consultant of the Service Provider, shall derogate from this Section 7.

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7.2 Subject to the provisions of Exhibit A hereto, Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any tax authority with respect to the Consultant’s performance of the Consulting Services and receipt of fees under this Agreement. The Consultant acknowledges that the Company will not withhold or make payments for National Insurance Institute; make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on the Consultant’s behalf.

7.3 The Consultant shall make all payments to the National Insurance Institute required under law and any other payment imposed upon it by law as the employer of the Service Provider and it shall be solely responsible in respect thereof. The Company shall be entitled to require the Consultant t o produce evidence of that payments as aforesaid have been made

7.4 The Consultant hereby agrees to indemnify and defend Company against any and all such taxes or contributions, including penalties and interest, which should have been paid by Consultant as the employer of the Service Provider.

7.5 The Consultant and the Service Provider agree that neither they nor anyone acting on their behalf shall file a claim against the Company in connection with employer-employee relations between the Service Provider and the Company, and if they or anyone acting on their behalf does so, the Consultant and the Service Provider shall indemnify and hold the Company harmless upon its first demand for any liability and expense that may be occasioned to it in respect of or in connection with such a claim, including legal fees.

7.6 If for any reason whatsoever a competent authority, including a judicial body, determines that the Consultant and/or the Service Provider is the Company’s employee, or is entitled to any payment as an employee, the following provisions shall apply:

7.6.1 In lieu of all consideration that was paid to the Consultant by the Company from the Effective Date the Consultant shall be deemed only entitled to gross consideration equal to 60% of the consideration actually paid (the “Adjusted Consideration”).

8. Miscellaneous

8.1 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

8.2 Governing Law. This Agreement shall be subject solely to and interpreted in accordance with the laws of the state of Israel and the appropriate court shall have exclusive jurisdiction over this matter.

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8.3 No Assignment. This Agreement may not be assigned by the Consultant and/or Service Provider without Company’s prior and written consent, and any such attempted assignment shall be void and of no effect

8.4 Waiver. No waiver by any party of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by any party of any right under this Agreement shall be construed as a waiver of any other right.

8.5 Entire Agreement. This Agreement and its Exhibit A hereto is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes all prior discussions and/or agreements (written or oral) between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.

8.6 Survival. The following provisions shall survive termination of this Agreement: Section 3.4, Section 4, Section 6, Section 7 and Section 8 of this Agreement, and Section 6 of Exhibit A.

8.7 Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

APPYEA, INC.		TALNIRI LTD.

By:	/s/ Yakir Abadi	By:	/s/ Eldar Edmund Grady
Name:		Name:	CEO
Title:	CEO

/s/ Eldar Edmund Grady

ELDAR EDMUND GRADY

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Exhibit A

1. Compensation. In consideration for the performance of the Consulting Services in accordance with this Agreement, the Company shall pay to the Consultant in NIS the amount $30,000 (plus VAT) monthly consideration (the “Base Consideration”), upon receipt by the Company of an invoice from the Consultant. The Base Consideration shall be paid monthly in arrears. The Base Consideration shall be indexed to the average annual inflation of the State of Israel for the previous year on the first day of each new year that this Agreement is in force.

2. Reimbursement of Expenses. The Consultant will be authorized to incur reasonable expenses in carrying out the Consulting Services for the Company under this Agreement and shall be entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with the performance of the Consulting Services, provided that all such expenses are expended in accordance with the Company’s then current policies.

2.1

Among other things, the Consultant will be authorized to incur expenses for meals and entertainment, transportation (including ride-hailing, taxis, car rentals, parking, and gasoline), office supplies, and travel.

2.2

The Company shall provide the Consultant with a cellular phone for the performance of its duties under this Agreement. The Company shall pay for all expenses and taxes concerning the use of said cellular phone. In addition, the Company shall reimburse the Consultant for any expense incurred in connection with one phone line installed in the Service Provider’s home including any applicable tax arising from the reimbursement under this Section.

2.3

Where the Service Provider is required to travel internationally in connection with the performance of the Consulting Services under this Agreement, the Consultant will be reimbursed for travel-related expenses, and when travelling via air, the Consultant is authorized to travel “business class” or, if there is no “business class” on the required flight, then the next highest class above “economy class” on that particular flight. Additionally, the Consultant will be entitled to book accommodations that have been rated with a minimum of four stars.

3. Paid Absence. The Consultant shall be entitled to receive full payment from the Company for up to 30 business days per year, as well as all Jewish holidays, despite the Service Provider’s absence on such days.

4. VAT & Withholding. All payments to be made hereunder are exclusive of value added taxes which shall be added to such payments based on the then current value added tax rate. The Base Consideration any expense reimbursement provided for hereunder shall be payable subject to receipt of and in accordance with a valid withholding tax certificate duly issued by the Israel Tax Authority (the “ITA”). Each invoiced amount shall be due and payable within five (5) days from the date of receipt thereof. The Company shall deduct from all payments due and payable hereunder any taxes and related mandatory costs that must be deducted at source or with respect to which the Company is otherwise deemed liable to pay according to applicable law or the aforementioned withholding tax certificate.

5. No Additional Compensation. Subject to the Agreement and, for greater certainty, Section 4 of the Agreement, the foregoing shall constitute the full and final payment for the Consulting Services rendered pursuant to this Agreement and neither the Consultant nor the Service Provider shall be entitled to any other payment in connection with the Agreement and the Consulting Services and the Company shall not be obliged to pay to the Consultant and/or Service Provider any additional consideration, fees or expense reimbursement whatsoever.

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